EXHIBIT 10.35

SECOND AMENDMENT
TO THE
UIL HOLDINGS CORPORATION
1999 AMENDED AND RESTATED STOCK PLAN

1. The definition of Performance Goals contained in the Glossary to the Plan is hereby amended to add a reference to total shareholder return and to conform the definition to that contained in the UIL Holdings Corporation Senior Executive Incentive Compensation Plan:

"Performance Goals" shall mean one or more objective performance goals, established by the Committee at the time an Award opportunity is authorized, and based upon the attainment of specified performance levels with respect to one or any combination of the following criteria, which may be determined by reference to the Company's performance or the performance of a Subsidiary (or any business unit): (i) net income; (ii) earnings, before or after income taxes; (iii) earnings per share; (iv) pre-tax operating income; (v) expense management; (vi) profitability, including profitability of an identifiable business unit or product; (vii) revenue; (viii) shareholder value creation measures, including but not limited to stock price or total shareholder return; (ix) return measures, including return on assets (gross or net), return on investment, return on capital, or return on equity; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) net economic profit (operating earnings minus a charge for capital) or economic value created; (xii) strategic innovation; (xiii) dividend levels; (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, completion of capital and debt transactions, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures; or (xv) any combination of the foregoing. The level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

2. Section 6 is hereby revised in its entirety to read as follows:

6. Adjustments.

In the event of a reorganization, recapitalization, stock split, stock or extraordinary cash dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make the appropriate adjustments in (i) the number and kind of shares which may be purchased or awarded pursuant to the Plan, (ii) the number or kind of Shares available for the future granting of Awards hereunder, (iii) the number and kind of Shares covered by the Awards granted, and (iv) the grant, purchase, or exercise price with respect to any Award, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any outstanding Award; provided, however, that with respect to an Incentive Stock Option no such adjustment shall be authorized to the extent that such would cause the termination of the Incentive Stock Option treatment pursuant to applicable Code requirements. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing entity, all Awards granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing entity. In the event of any reorganization in which all of the shares of the Company's Common Stock are exchanged for shares of the common stock of another corporation, all Awards granted hereunder and outstanding on the effective date of the share exchange shall be automatically converted into Awards of the other corporation on identical terms, and the other corporation shall assume this Plan, or if the Administrator deems such action appropriate, it may provide for a cash payment to the holder of an outstanding Award.

3. Section 7(b) shall be amended in its entirety to incorporate the Change in Control definition previously approved by the Board:

(b) “Change in Control” of the Company shall have the following meaning:

(A) UIL and its subsidiaries. With respect to UIL and its subsidiaries, the occurrence of any of the following shall constitute a Change of Control:

(i) When any Person, other than UIL, its Affiliates, or any employee benefit plan of UIL or its Affiliate s (including any trustee of such plan acting as trustee), is or becomes the Beneficial Owner, directly or indirectly, of securities of UIL representing more than 25% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”) of UIL; or

(ii) Individuals, who constitute the Board of Directors of UIL (the “Incumbent Directors”) as of the beginning of any twenty-four month period (not including any period prior to the date of this Agreement), cease for any reason to constitute at least a majority of the directors. Notwithstanding the foregoing, any individual becoming a director subsequent to the beginning of such period, whose election or nomination for election by UIL’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors, shall be considered an Incumbent Director; or

(iii) Consummation by UIL of a recapitalization, reorganization, merger, consolidation or other similar transaction (a “Business Combination”), with respect to which all or substantially all of the individuals and entities who were the Beneficial Owners of the Voting Securities immediately prior to such Business Combination (the “Incumbent Shareholders”) do not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 50% of the Voting Securities of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination (the “Surviving Entity”), in substantially the same proportion as their ownership of such Voting Securities immediately prior to such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of UIL, or the sale or other disposition of all or substantially all of the assets of UIL, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 50% of the combined Voting Securities is then owned beneficially, directly or indirectly, by the Incumbent Shareholders in substantially the same proportion as their ownership of the Voting Securities immediately prior to such sale or disposition.

(B) Certain Business Units. With respect to the following business units, namely The United Illuminating Company, and Xcelecom, Inc. (each, a “Business Unit”), the occurrence of either of the following shall constitute a Change of Control, but only with respect to individuals whose primary employment is by the affected Business Unit:

(i) Consummation of a Business Combination involving such Business Unit with respect to which UIL (together with the Incumbent Shareholders) does not, following consummation of all transactions intended to constitute part of such Business Combination, beneficially own, directly or indirectly, more than 50% of the Voting Securities of the surviving entity; or

(ii) Consummation of a complete liquidation or dissolution of such Business Unit, or the sale or other disposition of all or substantially all of the assets of such Business Unit, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 50% of the Voting Securities of such entity is then owned beneficially, directly or indirectly, by UIL (together with the Incumbent Shareholders).

(C) Defined Terms. The following terms shall have the meanings set forth below:

(i) “Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act;

(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(iii) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended; and

(iv) “Person” shall have the meaning as used in Sections 13(d) and 14(d) of the Exchange Act.

The foregoing amendment shall be effective in accordance with its terms.

               UIL HOLDINGS CORPORATION

By /s/ James P. Torgerson
Its President and CEO

\14746\9\605179.2